SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 2, 2005

NTL INCORPORATED
(Exact Name of Registrant
as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

File No. 000-22616	52-1822078
(Commission File Number)	(IRS Employer Identification No.)

909 THIRD AVENUE, SUITE 2863,
NEW YORK, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 906-8440

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On October 2, 2005, NTL Incorporated, a Delaware corporation (“NTL”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Telewest Global, Inc., a Delaware corporation (“Telewest”), and Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of NTL (“Merger Subsidiary”). The Merger Agreement provides among other things that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Subsidiary will merge with and into Telewest, with Telewest continuing as the surviving corporation and a wholly owned subsidiary of NTL (the “Merger”). In connection with the Merger Agreement, on October 2, 2005, NTL and its wholly owned subsidiary, NTL Investment Holdings Limited (“NIHL”), entered into a commitment letter (the “Commitment Letter”) and certain other agreements related to the financing of the proposed Merger.

The Merger Agreement

      At the effective time of the Merger and as a result of the Merger, each share of Telewest common stock issued and outstanding immediately prior to the effective time of the Merger, and each share of Telewest restricted stock (whether vested or unvested), will be converted into the right to receive (i) $16.25 in cash, without interest, and (ii) 0.115 of a share of NTL common stock (together with cash in lieu of fractional shares of NTL common stock).

      All vested and unvested Telewest stock options and Telewest stock appreciation rights will be converted into options to purchase NTL common stock and NTL stock appreciation rights, as the case may be, on the same terms and conditions as the original awards (including as to exercisability and vesting, taking into account any acceleration resulting from the Merger). The number of shares for which each Telewest option can be exercised and the applicable exercise price will, in each case, be adjusted based on certain formulas set forth in the Merger Agreement. The base price and number of shares underlying the Telewest stock appreciation rights will be similarly adjusted.

      With effect from and after the effective time of the Merger, Mr. Anthony (Cob) Stenham and one other director of Telewest selected by NTL with the approval of the board of directors of Telewest, not to be unreasonably withheld or delayed, will be appointed as members of the NTL board of directors. Mr. Stenham will serve as Deputy Chairman of NTL.

      NTL and Telewest have made customary representations, warranties and covenants in the Merger Agreement including, among others, covenants (i) subject to certain exceptions, to conduct their respective businesses in the ordinary course and in material compliance with all material laws and governmental authorizations during the interim period between the date of the execution of the Merger Agreement and the effective time of the Merger, (ii) not to engage in certain kinds of transactions during such period, (iii) subject to their fiduciary duties, (A) to cause stockholder meetings to be held to consider, in the case of NTL, the approval of the issuance of NTL common stock in the Merger, and, in the case of Telewest, the approval and adoption of the Merger Agreement, and (B) to recommend to their respective stockholders that they approve the relevant action referred to in clause (A), and (iv) subject to the terms of the Merger Agreement, to each use their reasonable best efforts to do all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the other transactions contemplated by the Merger Agreement, including obtaining all necessary regulatory approvals. In addition, Telewest made certain customary covenants including, among others, covenants (i) not to solicit proposals relating to certain alternative business combination transactions and (ii) subject to certain exceptions, not to enter into discussions concerning, provide confidential information in connection with, or take certain other actions relating to, certain alternative business combination transactions. NTL and Merger Subsidiary have also made additional customary covenants including, among others, their covenant to use their reasonable best efforts to obtain the proceeds of financing described in the Commitment Letter on the terms and conditions described in that letter, with the assistance and cooperation of Telewest.

      The obligation of each of NTL, Merger Subsidiary and Telewest to consummate the Merger is subject to certain customary conditions, including (i) the approval of the issuance of NTL common stock in the Merger by a majority of the total votes cast in person or by proxy at the NTL stockholder meeting, (ii) the approval and adoption of the Merger Agreement at the Telewest stockholder meeting by holders of a majority of the outstanding shares of Telewest common stock, (iii) there being no law or order prohibiting the consummation of the Merger having been enacted or issued by any court or governmental authority with competent jurisdiction, (iv) certain regulatory and antitrust approvals (including approval of the Merger by the United Kingdom’s Office of Fair Trading, the U.K. Secretary of State or the U.K. Competition Commission, as the case may be), (v) the effectiveness of the registration statement to be filed with the United States Securities and Exchange Commission (“SEC”) for the NTL common stock to be issued in the Merger, (vi) the approval of NTL common stock to be issued in the Merger for quotation on NASDAQ, (vii) the accuracy of representations and warranties and compliance with covenants of the other parties to the Merger Agreement, in each case, as set forth in the Merger Agreement, and (viii) the absence of any material adverse effect with respect to the other party’s business or ability to consummate the Merger and the other transactions contemplated by the Merger Agreement (as described more fully in the Merger Agreement). In addition, NTL’s obligation to consummate the Merger is subject to other conditions including (i) the absence of any action by any governmental authority which would reasonably be expected to have a Regulatory Material Adverse Effect (as defined in the Merger Agreement), (ii) the approval of the Merger by the relevant antitrust authorities in Ireland, (iii) all other consents or approvals by any governmental authority having been obtained (unless the failure to do so would not have a Regulatory Material Adverse Effect), (iv) holders of no more than 15% of Telewest’s common stock immediately prior to the effective time of the Merger having properly exercised their demand for appraisal for those shares under Section 262 of the Delaware General Corporation Law, and (v) the occurrence of the earlier of the following: (a) the receipt by NTL of a private letter ruling from the U.S. Internal Revenue Service as described in the Merger Agreement or (b) April 2, 2006. Telewest has also agreed to cooperate with NTL, upon NTL’s request, in connection with any proposed sale or reorganization of all or a substantial portion of the assets or subsidiaries comprising Telewest’s content segment so long as it does not unreasonably interfere with Telewest’s business operations and none of its obligations under such transaction take effect until after the effective time of the Merger. NTL has agreed not to take any action in connection with such transactions that would reasonably be expected to adversely affect in any material respect Telewest’s content segment or Telewest’s interests in the subsidiaries comprising its content segment if the Merger is not consummated.

      NTL may also elect, by following specified procedures prior to the consummation of the Merger, to (i) restructure the Merger to cause NTL to merge with a wholly owned subsidiary of Telewest (as long as the economic result to holders of NTL common stock and Telewest common stock would be the same as described above in connection with the Merger and as long as this alternative merger does not materially adversely affect holders of Telewest common stock) or (ii) cause Telewest to reorganize its interests in the companies that comprise the UKTV Group (as defined in the Merger Agreement) and to sell or transfer those interests immediately prior to the consummation of the Merger after all conditions to the Merger have been satisfied or irrevocably waived.

      The Merger Agreement contains certain termination rights for both NTL and Telewest, and further provides that, upon termination of the Merger Agreement under specified circumstances, Telewest may be required to pay NTL a termination fee of $215,000,000 or $175,000,000, depending on the circumstances of the termination of the Merger Agreement, or NTL may be required to pay Telewest a termination fee of $175,000,000, in each case as described in the Merger Agreement.

      The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

The Financing Commitments

     NTL and NIHL have agreed to the terms of the Commitment Letter pursuant to which each of Deutsche Bank AG, London Branch, J.P. Morgan Plc, The Royal Bank of Scotland plc and Goldman Sachs International (the “Mandated Lead Arrangers”) agreed to arrange, and each of Deutsche Bank AG, London Branch, JPMorgan Chase Bank, National Association, The Royal Bank of Scotland plc and Goldman Sachs Credit Partners L.P. (the “Underwriters”) agreed to underwrite, the bank facilities described below in an aggregate principal amount of £5.1 billion (together, the “Facilities”) for the purposes of (i) financing the cash consideration payable by NTL and Merger Subsidiary pursuant to the Merger Agreement, (ii) paying the related fees, costs and expenses in connection therewith, (iii) repaying in full the existing senior credit facilities of the NTL group of companies (the “Existing NTL Facilities”), (iv) repaying in full the existing senior and second lien credit facilities of the Telewest group of companies (the “Existing Telewest Facilities”), and (v) financing the ongoing working capital needs and general corporate requirements of NIHL and its subsidiaries.

     The Facilities comprise (1) senior secured credit facilities in an aggregate principal amount of up to £3.3 billion, (the “Senior Facilities”) to be made available to, among others, NIHL and comprising a £3.2 billion 5-year amortizing term loan facility and a £100 million 5-year multicurrency revolving working capital facility, and (2) a 1-year (automatically extendable to a 10-year) senior subordinated bridge facility in an aggregate principal amount of £1.8 billion (the “Bridge Facility”) to be made available to Communications Cable Funding Corp. (“CCFC”). In addition, NTL and NIHL agreed to engage the Mandated Lead Arrangers as arranger for any take-out financing for the Bridge Facility, including through issuance of senior notes.

     The commitments of the Mandated Lead Arrangers and the Underwriters under the Commitment Letter are subject to the negotiation and execution of customary finance documentation in respect of the Facilities. In addition, drawings under the Facilities shall be conditional upon (i) there being no payment default by, or insolvency event in respect of NTL, NIHL or the Merger Subsidiary and no breach of certain limited representations by such entities, (ii) the obligations of Merger Subsidiary and NTL to pay the merger consideration under the Merger Agreement being unconditional, without any amendments thereto or (subject to limited exemptions) waiver of conditions thereunder, in each case, which in the opinion of an instructing group of lenders under the Facilities (acting reasonably) are not material and adverse to the financing under the Facilities, and (iii) the completion of certain customary corporate and legal documentation for a transaction of this type.

     The commitments of the Mandated Lead Arrangers and the Underwriters under the Commitment Letter shall terminate (i) on the date which is twelve months after the date of the Merger Agreement, unless the first drawdown under the Senior Facilities has occurred on or before that date, or (ii) on the termination of the Merger Agreement.

     The Senior Facilities will be guaranteed by NTL Cable plc and certain material subsidiaries of the combined NTL / Telewest group of companies. In addition, the Senior Facilities will have the benefit of first ranking security over all or substantially all of the assets of each member (subject to certain exemptions and limitations) of the combined NTL / Telewest group of companies.

     The Bridge Facilities will be guaranteed by NTL and, subject to U.S. tax limitations, will have the benefit of security over the shares of CCFC, NTL (UK) Group Inc. and NTL Communications Limited.

* * * * *

Cautionary Statements

      The Merger Agreement has been included to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations, warranties and covenants made by the parties in the Merger Agreement are qualified as described in the Merger Agreement. Representations and warranties may be used as a tool to allocate risks between the parties, including where the parties do not have complete knowledge of all facts. Investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of NTL, Telewest or Merger Subsidiary, or any of their respective affiliates.

Additional Information and Where to Find It

      This information may be deemed to be solicitation material in respect of the proposed merger of NTL and Telewest. In connection with the proposed merger, NTL and Telewest intend to file a joint proxy statement / prospectus with the SEC. INVESTORS AND SECURITY HOLDERS OF NTL AND TELEWEST ARE ADVISED TO READ THE JOINT PROXY STATEMENT / PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final joint proxy statement / prospectus will be mailed to stockholders of NTL and Telewest. Investors and security holders may obtain a free copy of the joint proxy statement / prospectus, when it becomes available, and other documents filed by NTL and Telewest with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the joint proxy statement / prospectus, when it becomes available, and each company’s other filings with the SEC may also be obtained from the respective companies. Free copies of NTL’s filings may be obtained by directing a request to ntl Incorporated, 909 Third Avenue, Suite 2863, New York, New York 10022, Attention: Investor Relations. Free copies of Telewest’s filings may be obtained by directing a request to Telewest Global, Inc., 160 Great Portland Street, London W1W 5QA, United Kingdom, Attention: Investor Relations.

      This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Participants in the Solicitation

      NTL, Telewest and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from their respective stockholders in favor of the merger. Information regarding NTL’s directors and executive officers is available in NTL’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 5, 2005. Information regarding Telewest’s directors and executive officers is available in Telewest’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 11, 2005. Additional information regarding the interests of such potential participants will be included in the joint proxy statement / prospectus and the other relevant documents filed with the SEC when they become available.

Forward Looking Statements

      This information may contain certain statements regarding the proposed transaction between NTL and Telewest, benefits and synergies of the transaction, future opportunities for the combined company and products and other statements regarding Telewest’s or NTL’s future expectations, beliefs, goals or prospects. Such statements constitute forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. When used in this document, the words “believe”, “anticipate”, “should”, “intend”, “plan”, “will”, “expects”, “estimates”, “projects”, “positioned”, “strategy”, and similar expressions or statements that are not historical facts, in each case as they relate to NTL and Telewest, the management of either such company or the proposed transaction, are intended to identify those expressions or statements as forward-looking statements. In addition to the risks and uncertainties noted in this document, there are certain factors, risks and uncertainties that could cause actual results to differ materially from those anticipated by some of the statements made, many of which are beyond the control of NTL and Telewest. These include: (1) the failure to obtain and retain expected synergies from the proposed transaction, (2) rates of success in executing, managing and integrating key acquisitions, including the proposed acquisition, (3) the ability to achieve business plans for the combined company, (4) the ability to manage and maintain key customer relationships, (5) delays in obtaining, or adverse conditions contained in, any regulatory or third-party approvals in connection with the proposed acquisition, (6) availability and cost of capital, (7) the ability to manage regulatory, tax and legal matters, and to resolve pending matters within current estimates, (8) other similar factors, and (9) the risk factors summarized and explained in our Form 10-K reports. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent Form 10-K, 10-Q and 8-K reports.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Title

2.1	Agreement and Plan of Merger dated as of October 2, 2005 among Telewest Global, Inc., NTL Incorporated and Merger Sub Inc. (the schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K*)

* NTL hereby agrees to furnish supplementally a copy of the omitted schedules and exhibits to the SEC upon its request.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTL INCORPORATED

Date:	October 6, 2005	By:	/s/ Bryan Hall

			Name:	Bryan Hall
			Title:	Secretary